Exhibit 99.1

INE AWARDS ALTAIRNANO FIRM CONTRACT FOR 10 MEGAWATT ENERGY STORAGE SYSTEM IN EL SALVADOR

Altairnano to Provide Turn-Key System Valued at 18 Million U.S. Dollars

RENO, NV. – February 15, 2011 – Altair Nanotechnologies, Inc. (Altairnano) (Nasdaq: ALTI), today announced it had signed a binding contract with Inversiones Energéticas, S.A. de C.V. (INE), one of El Salvador’s largest electric generation utilities, to provide a turn-key 10 Megawatt ALTI-ESS advanced battery system for frequency control.

The contract, valued at 18 million U.S. dollars, requires Altairnano to provide a complete turn-key installation at INE’s Talnique power station, including all phases of site preparation, system installation, testing and commissioning.  The ALTI-ESS uses Altairnano’s patented lithium-titanate battery chemistry for its energy storage system, which has been in commercial operation for approximately two years.

“Altairnano’s ALTI-ESS advanced battery system provides an economical solution for managing voltage frequency fluctuations, because of its ability to rapidly absorb energy from the grid, and just as quickly discharge energy back into the grid,” stated Terry Copeland, Altairnano President and Chief Executive Officer.  “We believe our lithium-titanate technology provides the best performance and cycle life in the industry, and this translates into the lowest total cost of operation for our customers,” he added.

The ALTI-ESS system, by providing frequency control for the grid, will enable INE to better utilize its electricity generation facilities.   “INE is excited to partner with Altairnano to provide a cost effective solution for improving the electric grid reliability in El Salvador and reducing our dependency on foreign fuel,” said Nicolas Salume, President of INE.

The complete system is expected to be operational in early 2012 with the manufacture of the battery system components to begin in the first half of 2011.  This 10 Megawatt system represents Altairnano’s largest installation for the electric grid market to-date, building on the commercial success of earlier ALTI-ESS systems operating since 2008 in the United States.

About Altairnano, Inc.

Headquartered in Reno, Nevada with manufacturing in Anderson, Indiana, Altairnano is a leading provider of energy storage systems for clean, efficient power and energy management. Altairnano's Lithium-Titanate based battery systems are among the highest performing and most scalable, with applications that include complete energy storage systems for use in providing frequency regulation and renewables integration for the electric grid, and battery modules and cells for transportation and industrial applications. For more information please visit Altairnano at www.altairnano.com.

Forward Looking Statement

This release may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve risks, uncertainties and other factors that may cause Altairnano’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. These risks and uncertainties include, without limitation, the risks that the order for the turn-key advanced battery system may not be completed because of technical, political, financial or other reasons; that even if the battery system is installed, it may not perform as expected for reasons related to the battery system, the power station into which it is installed, operational or maintenance failures or other reasons.  In addition, other risks are identified in Altairnano's most recent Annual Report on Form 10-K and Annual Report on Form 10-Q filed with the SEC. Such forward-looking statements speak only as of the date of this release. Altairnano expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in Altairnano expectations or results or any change in events.

MEDIA CONTACTS:

Altairnano, Inc.

Tom Kieffer
Vice President – Marketing and Sales
(765) 356-0180
tkieffer@altairnano.com

Institutional Investors:
Brion D. Tanous
Principal
CleanTech IR, Inc.
310-541-6824
btanous@cleantech-ir.com

Individual Investors:
Tom Herbert
Principal
CleanTech IR, Inc.
310-541-6824
therbert@cleantech-ir.com